SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  September 16, 2003




                               SEMCO ENERGY, INC.
             (Exact name of registrant as specified in its charter)



            MICHIGAN                001-15565              38-2144267
  (State or other jurisdiction     (Commission          (I.R.S. Employer
        of incorporation)          File Number)        Identification No.)



      28470 13 MILE ROAD, STE. 300, FARMINGTON HILLS, MICHIGAN       48334
            (Address  of  principal  executive  offices)          (Zip  Code)



Registrant's  telephone  number,  including  area  code     248-702-6000

Item  5.          Other  Events.

          On September 16, 2003, SEMCO Energy, Inc. (the "Company") announced that the Company had entered into a definitive agreement to sell Alaska Pipeline Company ("APC") to Atlas Pipeline Partners, L.P. ("Atlas") for $95 Million.

          APC owns and operates the high-pressure gas pipelines that transport gas from Alaska's Cook Inlet gas fields to ENSTAR Natural Gas Company's distribution system and various commercial customers of ENSTAR. ENSTAR is a division of SEMCO ENERGY, serving 112,000 customers in south-central Alaska, including Anchorage. APC has no employees and ENSTAR is APC's only customer. The APC system's present design delivery capacity is 410 million cubic feet of gas per day, with an average throughput during 2002 of 132 million cubic feet of gas per day.

          Consummation of the sale is subject to a number of conditions, including approval of the Regulatory Commission of Alaska and expiration, without adverse action, of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

          As part of the sale, the Company will enter into an operation and maintenance agreement with APC under which the Company will continue to operate and maintain the pipeline for at least five years. During the first three years of the agreement, the Company will be paid $334,000 per month for such services; thereafter, the Company's fee will be based on its actual historic costs in providing the services plus an inflation adjustment. In addition, the parties will enter into transportation agreements pursuant to which the Company will pay a reservation fee of $943,000 per month, plus $.075 per mcf of gas transported, for ten years for use of all of the pipeline's current transportation capacity.



Item  7.(c)     Exhibits.

     99.1     Press  Release  issued  September  16,  2003.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     SEMCO  Energy,  Inc.
                                          (Registrant)


Dated:  September  18,  2003         By:/s/John E. Schneider
                                        -----------------------------------
                                        Senior  Vice  President,  Treasurer
                                        and  C.F.O.






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

                                  EXHIBIT INDEX
                                    Form 8-K
                               September 16, 2003


                                                          Filed
                                                  -------------------------
Exhibit No.     Description                       Herewith     By Reference
-----------     -----------                       --------     ------------
99.1            Press Release issued                  X
                September 16, 2003.

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